UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 2, 2012

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 SCOTT BLVD. SANTA CLARA, CALIFORNIA		95054
(Address of Principal Executive Offices)		(Zip Code)

(408) 454-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The registrant is furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a press release released on August 2, 2012 and attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

The registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the registrant’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Current Report is available on the registrant’s website located at www.synaptics.com, although the registrant reserves the right to discontinue that availability at any time.

Item 8.01.	Other Events.

On August 2, 2012, the registrant announced its acquisitions of Pacinian Corporation and the Video Display Operation of Integrated Device Technology, Inc.

A copy of the press release announcing the events is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number

99.1	Press release from Synaptics Incorporated, dated August 2, 2012, entitled “Synaptics Reports Fourth Quarter and Fiscal 2012 Results”

99.2	Press release from Synaptics Incorporated, dated August 2, 2012, entitled “Synaptics Expands Product Portfolio with Acquisitions of Ultra Thin Keyboard Technology and Video Display Controllers for Timing and High-Speed Interface”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: August 2, 2012	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless
Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release from Synaptics Incorporated, dated August 2, 2012, entitled “Synaptics Reports Fourth Quarter and Fiscal 2012 Results”

99.2	Press release from Synaptics Incorporated, dated August 2, 2012, entitled “Synaptics Expands Product Portfolio with Acquisitions of Ultra Thin Keyboard Technology and Video Display Controllers for Timing and High-Speed Interface”